SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2006

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Asset Purchase Agreement with NetYantra Inc. and NetYantra India Private Limited

On May 1, 2006, Vistula Communications Services, Inc. (“Vistula”) executed and delivered an Asset Purchase Agreement (the “Purchase Agreement”) with NetYantra Inc., a Delaware corporation (“NetYantra US”) and NetYantra India Private Limited, an Indian company and wholly owned subsidiary of NetYantra US (“NetYantra India,” and together with NetYantra US, “NetYantra”).

Under the terms of the Purchase Agreement, Vistula agrees to purchase NetYantra’s VoIP IP-PBX platform software and associated intellectual property. Vistula currently distributes this software as its V-Cube™ VoIP IP-PBX platform offering under a Distribution and Marketing Agreement with NetYantra. The V-Cube™ VoIP IP-PBX platform enables telecom carriers and internet service providers to offer a broad range of IP telephony services from simple IP telephone calls to video conferencing to their customers.

The purchase price for the software and associated intellectual property is $8.8 million in cash and 14 million shares of Vistula’s common stock. Completion of the acquisition is subject to Vistula obtaining sufficient financing to pay the cash portion of the purchase price, the execution and delivery of certain ancillary agreements between the parties (including a services agreement under which NetYantra shall provide support and development services with respect to the acquired software and a registration rights agreement under which Vistula will grant NetYantra certain rights to require registration of the shares received as part of the purchase price for resale under the Securities Act of 1933 (the “Securities Act”)), completion by Vistula of satisfactory due diligence in connection with the acquisition, and certain other customary closing conditions.

The description of the Purchase Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference.

Item 3.02                                             Unregistered Sales of Equity Securities

The information in Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated by reference.

Under the terms of the Purchase Agreement, Vistula is obligated to issue 14 million shares of its common stock to NetYantra as part of the purchase price for the software and associated intellectual property to be acquired by Vistula.  Vistula is issuing these shares of common stock in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Under the terms of the Purchase Agreement, as a condition to closing of the acquisition, the parties are required to negotiate and execute a registration rights agreement pursuant to which Vistula will grant NetYantra certain rights to require registration of these shares for resale under the Securities Act.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

2.1                                 Asset Purchase Agreement dated as of April 28, 2006 by and among Vistula Communications Services, Inc., NetYantra Inc. and NetYantra India Private Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: May 2, 2006	/s/ Rupert Galliers-Pratt
Rupert Galliers-Pratt
Chairman of the Board

Exhibit Index

Number	Title

2.1	Asset Purchase Agreement dated as of April 28, 2006 by and among Vistula Communications Services, Inc., NetYantra Inc. and NetYantra India Private Limited.